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                                                        Exhibit 23.1


                                     KPMG LLP
                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report, dated March 24, 2000, included in CIRCOR International, Inc.'s Report on Form 10-K for the year ended December 31, 1999, into the Company's previously filed Registration Statement on Form 10, File No. 000-26961, filed with the Securities and Exchange Commission on August 6, 1999 and Registration Statement on Form S-8, File No. 333-91229, filed with the Securities and Exchange Commission on October 18, 1999.



/s/ KPMG LLP
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Boston, Massachusetts
March 24, 2000